UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2010

MERGE HEALTHCARE INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29486	39-1600938
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Walnut Ridge Drive, Hartland, Wisconsin		53029-8347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-367-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2010, Merge Healthcare Incorporated (the "Registrant") and Merrick Healthcare Solutions, LLC, a subsidiary of Merrick Ventures, LLC ("Merrick Ventures"), entered into an asset purchase agreement pursuant to which the Registrant acquired substantially all of the assets related to the development and distribution of the Olivia Greets system. In consideration of this purchase, the Registrant issued 500,000 shares of its common stock to Merrick Healthcare Solutions, LLC subject to a twelve month lock up. As a related party transaction, the Registrant’s Audit Committee approved the transaction following review of various documents and details related to the transaction.

Before giving effect to the transaction, as of June 30, 2010, Merrick RIS, LLC, an affiliate of Merrick Ventures, beneficially owned 37.3% of the Registrant’s outstanding common stock (including 175,000 shares of common stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within sixty (60) days by Michael W. Ferro, Jr., the Chairman of the Registrant’s Board of Directors). Michael W. Ferro, Jr. and trusts for the benefit of Mr. Ferro’s family members beneficially own a majority of the equity interest in Merrick RIS, LLC. Mr. Ferro also serves as the chairman and chief executive officer of Merrick RIS, LLC. Accordingly, Mr. Ferro may be deemed to indirectly beneficially own the shares of the Registrant’s common stock held by Merrick RIS, LLC and its affiliates. In addition, Justin C. Dearborn, the Chief Executive Officer and Director of the Registrant, served as Managing Director and General Counsel of Merrick Ventures, from January 2007 until his appointment as Chief Executive Officer on June 4, 2008.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the asset purchase agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is hereby incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

July 30, 2010	By:	Ann Mayberry-French

Name: Ann Mayberry-French
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement executed July 30, 2010